SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2012

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:

Hunter Taubman Weiss LLP
17 State Street, Floor 20
 New York, NY 10004
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events

On September 11, 2012, the Company received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission ( the “Commission”) stating that the Staff intends to recommend that the Commission bring a civil injunctive action against the Company, alleging that the Company violated Section 17(a) of the Securities Act of 1933 as well as Section 10(b), 13(a), and 13b(2) of the Securities Exchange Act of 1934 and Rules 10b-5 and 13a-13 thereunder. On the same day, the Commission also issued a Wells Notice to Mr. Chunfeng Tao, the Company’s Chief Executive Officer, advising him that the Staff intends to recommend that the Commission bring a civil injunctive action against him alleging that he violated Section 304 of the Sarbanes-Oxley Act.

A Wells Notice by the Staff is neither a formal allegation of wrongdoing nor a determination of wrongdoing. A Wells Notice indicates that the Commission has determined it may bring a civil action and provides the Company and Mr. Tao with an opportunity to provide the Commission with information as to why such action should not be brought.

The Company cannot predict the outcome of the matter with the Commission, including whether a lawsuit will be filled or the term of any settlement that may be reached. The Company will determine how to proceed based on further consultation with its legal counsel.

At this time, the company does not expect the notice to materially interfere with its day to day operating business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: September 17, 2012	By:	/s/Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer